Exhibit 99.1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G shall also be filed on behalf of each of them.

February 14, 2024

/s/ Nell M. Blatherwick
Name:	Nell M. Blatherwick

/s/ David M. McCoy
Name:	David M. McCoy

/s/ Alexander I. Abell
Name:	Alexander I. Abell

/s/ Michael Feinglass
Name:	Michael Feinglass

/s/ Andrew R. Nelson
Name:	Andrew Rowan Nelson

Thomas P. Danis Revocable Living Trust
dated March 10, 2003

By:	/s/ Thomas P. Danis, Jr.
Name:	Thomas P. Danis, Jr.
Title:	Trustee

Prism 2, LLC

By:	/s/ Thomas P. Danis, Jr.
Name:	Thomas P. Danis, Jr.
Title:	Trustee

Charles K. Huebner Trust
dated January 16, 2001

By:	/s/Charles K. Huebner
Name:	Charles K. Huebner
Title:	Trustee

Jon I. Madorsky Revocable Trust
dated December 1, 2008

By:	/s/Jon I. Madorsky
Name:	Jon I. Madorsky
Title:	Trustee

Souder Family LLC

By:	/s/ William F. Sounder
Name:	William F. Souder
Title:	Managing Partner